UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2008 (April 23, 2008)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective immediately following the 2008 annual meeting of shareholders held on April 23, 2008, Travis E. Staub resigned from the Board of Directors of BancorpSouth, Inc.(the “Company”). The Board of Directors selected James E. Campbell III to fill the vacancy created by Mr. Staub’s resignation. Mr. Staub’s resignation was not the result of any disagreement with the Company.
     Mr. Campbell was a director of Volunteer Bank from 1989 until Volunteer Bank’s merger with BancorpSouth Bank in 1992 and has been a member of BancorpSouth Bank’s Board of Directors since that merger. Mr. Campbell is currently chairman of BancorpSouth Bank’s Directors’ Loan Committee and will continue to serve in that capacity. BancorpSouth Bank has made loans to Mr. Campbell and his affiliates that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BancorpSouth Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. Mr. Campbell will participate in the Company’s 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.
     A copy of the press release announcing these changes to the Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Section 9 — Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
          Exhibit 99.1 Press release issued on April 25, 2008 by BancorpSouth, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: April 25, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on April 25, 2008 by BancorpSouth, Inc.